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                                                             Exhibit 4.1.1
                         FIRST AMENDMENT TO INDENTURE
                         ----------------------------

     THIS AMENDMENT (the "Amendment"), dated as of July 15, 1994, is entered into by and among FM 1993A Corp. (the "Issuer"), State Street Bank and Trust Company, as Trustee (the "Trustee"), CRC-I Limited Partnership, a Massachusetts limited partnership and CRC-II Limited Partnership, a Massachusetts limited partnership (the "Borrowers").

     WHEREAS, the Issuer, as principal and agent for the Borrowers, and the Trustee entered into that certain Indenture dated as of December 15, 1993 (the "Indenture");

     WHEREAS, the Issuer, the Trustee and the Borrowers have agreed to amend the Indenture to comply with the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder, to provide for the issuance of notes pursuant to a Registered Exchange Offer, and to cure certain ambiguities or defects in the Indenture;

     NOW, THEREFORE, pursuant to Article 8 of the Indenture and in consideration of the agreements of the Issuer, the Trustee and the Borrowers contained or recited in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Except as amended, the Indenture shall remain in full force and effect according to its terms. All terms and definitions in this Amendment shall have the meanings ascribed to such terms and definitions by the Indenture unless expressly specified otherwise in this Amendment.

2. That Section 1.1 be amended by inserting the following defined terms therein in the appropriate alphabetical order:

          "Commission":  The Securities and Exchange Commission.

          "New Notes": The Issuer's Series B 9.75% Senior Secured Notes due November 1, 2003.

          "Old Notes": The Issuer's privately placed 9.75% Senior Secured Notes due November 1, 2003.

          "Opinion of Counsel": A written opinion of counsel in form and substance reasonably satisfactory to the recipient of such opinion, which opinion may be subject to any necessary or customary qualifications, exceptions, or limitations. The counsel may be an employee of
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          or counsel to the Issuer, the Borrowers or the Trustee.

          "TIA": The Trust Indenture Act of 1939 (15 U.S. Code section 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

3.   That the definition of "Aggregate Outstanding Amount" contained in
     Section 1.1 be deleted and the following definition of "Aggregate Outstanding Amount" be substituted therefor:

          "Aggregate Outstanding Amount": The aggregate principal amount of all Outstanding Notes.

4. That the definition of "Closing Date" contained in Section 1.1 be deleted and that the following definition of "Closing Date" be substituted therefor:

          "Closing Date":  The date of the initial issuance of the Old
          Notes.

5.   That the definition of "Interest Accrual Period" contained in
     Section 1.1 be deleted and the following definition of "Interest Accrual Period" be substituted therefor:

          "Interest Accrual Period": (a) As to any Old Note, with respect to (i) the initial Interest Accrual Period, the period from the Closing Date through and including June 30, 1994,
          (ii) thereafter, commencing July 1, 1994 and until June 30, 2003, the six (6) month period commencing on the first day of each January or July to and including the last day of June or December, respectively, and (iii) a final Interest Accrual Period from July 1, 2003 through, but not including November 1, 2003. (b) As to any New Note, with respect to (i) the period commencing July 1, 1994 and until June 30, 2003, the six (6) month period commencing on the first day of each January or July to and including the last day of June or December, respectively, and (ii) a final Interest Accrual Period from July 1, 2003 through, but not including November 1, 2003.

6.   That the definition of "Private Placement Memorandum" contained in
     Section 1.1 be deleted and the following definition of "Private Placement Memorandum" be substituted therefor:

          "Private Placement Memorandum": With respect to the Old Notes, the final Private Placement
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          Memorandum dated as of December 15, 1993 relating to the offer and sale of the Old Notes by the Issuer.

7. That the definition of "Notes" contained in Section 1.1 be deleted and that the following definition of "Notes" be substituted therefor:

          "Notes": The Old Notes and the New Notes, collectively, except that all references to Notes issued on the Closing Date shall refer to Old Notes.

8. That the definition of "Officer's Certificate" contained in Section 1.1 be deleted and the following definition of "Officer's Certificate" be substituted therefor:

          "Officer's Certificate": A certificate signed on behalf of any Person by the principal executive officer, principal financial officer or principal accounting officer of such Person.

9.   That the definition of "Registration Rights Agreement" contained in
     Section 1.1 be deleted and the following definition of "Registration Rights Agreement" be substituted therefor:

          "Registration Rights Agreement": The Registration Rights Agreement, dated as of December 15, 1993, among the Issuer, the Lessee, CRC-I, CRC-II and the Purchasers of Old Notes who are signatories to such agreement.

10. That the definition of "Restricted Notes" contained in Section 1.1 be deleted and the following definition of "Restricted Notes" be substituted therefor:

          "Restricted Notes": The term "Restricted Notes" means any Old Note that bears or is required to bear the legend set forth in
          Section 2.6(d) of the Indenture.

11. That the first sentence of Section 2.2 be deleted and the following sentence be substituted therefor:

          The Notes shall be issuable in fully registered form without coupons, in substantially the forms attached hereto as Exhibits A-1, A-2, A-3 and A-4, as applicable, and the form of the Trustee's certificate of authentication shall be in the form provided in such Exhibits.

12. That Section 2.3 be deleted and the following Section 2.3 be substituted therefor:
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          Section 2.3.  Authorized Amount; Stated Maturity; Note Interest
          Rate.

               The Old Notes shall be designated generally as the 9.75% Senior Secured Notes Due November 1, 2003. The New Notes shall be designated generally as the Series B 9.75% Senior Secured Notes due November 1, 2003. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $70,000,000 except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.6 or 2.7.

               The Notes shall have a Stated Maturity of November 1, 2003. The Note Interest Rate shall be 9.75%, from and including the Closing Date with respect to the Old Notes, and from and including July 1, 1994 with respect to the New Notes, to but excluding November 1, 2003.

13. That the first sentence of Section 2.4 be deleted and the following sentence be substituted therefor:

               The Notes shall be issuable only in minimum denominations of $50,000 and integral multiples of $50,000.

14. That the first sentence of the third paragraph of Section 2.6 be amended by inserting the word "like" between the words "other" and "Notes" in the first line thereof.

15.  That the second line of the first paragraph of subsection (d) of
     Section 2.6 be amended by inserting the word "Old" between the words "any" and "Note" and between the words "such" and "Note."

16.  That the second line of the last paragraph of subsection (d) of
     Section 2.6 be amended by inserting the word "Old" between the words "any" and "Note" where such words appear.

17. That subsection (ii) of Section 2.7 be amended by deleting the second, third and fourth lines thereof.

18. That subsection (a)(i) of Section 2.8 be amended by deleting "and A-2" in the last line thereof and substituting the following therefor:

          , A-2, A-3 and A-4, as applicable.
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19.  That Section 5.6 be amended by deleting the first paragraph thereof and substituting the following paragraph therefor:

               The Trustee shall be authorized:

20. That Section 5.16 be amended by inserting the following sentence after the last sentence thereof:

          The foregoing is in lieu of the provisions of TIA section 315(e), which are hereby expressly excluded from this Indenture, as permitted by the TIA.

21. That Section 6.1 subsection (a)(i) be amended by deleting the first word of such subsection and by substituting the following language therefor:

               Except during the continuance of an Event of Default, the

22. That Section 6.1 subsection (a)(ii) be amended by inserting the following language before the first word of such subsection:

               Except during the continuance of an Event of Default, and

23. That Section 6.2 be amended by adding the following sentence after the last sentence thereof:

          The proviso to TIA section 315(b) is hereby expressly excluded from this Indenture, as permitted by the TIA.

24. That Section 6.8 be deleted and the following Section 6.8 be substituted therefor:

          Section 6.8.  Eligibility, Disqualification.

               This Indenture shall always have a Trustee who satisfies
          the requirements of TIA section 310(a)(1).  No obligor upon the Notes or person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee upon such Notes. The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.
          The Trustee is subject to TIA section 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest.  If, at any time, the Trustee shall cease to be
          eligible in accordance
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          with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

25.  That Article 6 be amended by adding the following Section:

          Section 6.14.  Reports by the Trustee to Noteholders.

               Within 60 days after May 15, 1995 and each year thereafter until Maturity, the Trustee shall mail to the Noteholders a brief report dated as of such reporting date that complies with TIA section 313(a) (but if no event described in TIA section
          313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA section 313(b). The Trustee shall also transmit by mail all reports as required by TIA section 313(c).

               A copy of each report at the time of its mailing to the Noteholders shall be filed, at the expense of the Issuer, by the Trustee with the Commission and each stock exchange, if any, on which the Notes are listed.

26.  That Article 6 be amended by adding the following Section:

          Section 6.15.  Preferential Collection of Claims Against Issuer.

               The Trustee shall comply with TIA section 311(a), excluding any creditor relationship set forth in TIA section 311(b). A Trustee who has resigned or been removed shall be subject to TIA section 311(a) to the extent indicated therein.

27. That Section 7.6 be amended by inserting the following paragraph after the last sentence thereof:

               In addition, the Issuer shall furnish to the Trustee the Opinions of Counsel required pursuant to TIA section 314(b).

28. That Section 7.9 be amended by inserting the following paragraph after the last sentence thereof:

               In addition, the Issuer shall furnish to the Trustee, not less often than annually, an Officer's Certificate as to such officer's knowledge of the Issuer's compliance with all conditions and covenants under the Indenture,
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          such compliance to be determined without regard to any period of grace or requirement of notice provided for under the Indenture.

29. That Section 7.23 be deleted, and the following Section 7.23 be substituted therefor:

          Section 7.23.  SEC Reports and Provision of Rule 144A
          Information.

               (a) The Issuer shall deliver to the Trustee, to be provided to the Noteholders, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, provided that the Issuer shall not be required to deliver to the Trustee more than one set of any exhibits to any of the foregoing and the Trustee shall not be required to deliver copies of any such exhibits to the Noteholders.

               (b) To the extent that the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the Commission and provide to the Trustee, to be provided to the Noteholders, such annual and quarterly reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) as are specified in Sections 13 and 15(d) of the Exchange Act, provided that the Issuer shall not be required to deliver to the Trustee more than one set of any exhibits to any of the foregoing and the Trustee shall not be required to deliver copies of any such exhibits to the Noteholders. The Issuer shall also make such reports available to prospective purchasers of the Old Notes upon the request of any Noteholder or beneficial holder of Old Notes which continue to be Restricted Notes.

               In addition, during the period beginning on the original issuance date of the Old Notes and ending on the date that is three years from such date, the Issuer covenants and agrees that it shall, during any period in which the Lessee or the Issuer is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Noteholders or beneficial holders of Old Notes

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          which continue to be Restricted Notes in connection with the sale thereof, and make available to prospective purchasers of Old Notes from such Noteholder or beneficial holder, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act upon the request of such Noteholder or beneficial holder of Old Notes.

               (c) The Issuer also shall comply with the other provisions of TIA section 314(a).

30. That Section 7.24 be deleted and the following Section 7.24 be substituted therefor:

          Section 7.24.  Maintenance of Office.

               The Issuer shall maintain its chief executive office and principal place of business at 9330 Balboa Avenue, San Diego, California, or at such other place in the United States of America as the Issuer shall designate upon 60 days prior notice to the Trustee and the Noteholders as provided in Section 12.5 hereof.

31.  That Article 7 be amended by adding the following Section:

          Section 7.27.  Certificates of Fair Value.

               The Issuer shall furnish to the Trustee certificates or opinions of fair value with regard to released Property pursuant to TIA section 314(d)(1) and (3), which certificates or opinions shall be made by an independent engineer, appraiser or other expert to the extent required by TIA section 314(d).

32.  That Article 7 be amended by adding the following Section:

          Section 7.28.  Statements Required in Certificate Opinion.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA section 314(a)(4)) shall include:

               (a) a statement that the person making such certificate or opinion has read such covenant or condition;
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               (b)  a brief statement as to the nature and scope of the
          examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

               Any Officer's Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that the opinion with respect to the matters upon which his certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by, an officer or officers of the Issuer or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements, opinions or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

               Any Officer's Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Issuer), or firm of accountants, unless such officer or counsel, as the case may be, knows that the certificate, opinion or representation with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid is erroneous.

33. That subdivision 8.1(b) be amended by deleting the words "Holders of the" from the first line thereof.

34. That subdivision (a)(iii) of Section 9.3 be deleted and the following be substituted therefor:

               (iii) The aggregate principal amount of all Notes outstanding at the date of determination before giving effect to any payment to be made on such Payment Date;
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35.  That Section 12.1 be deleted, and the following Section 12.1 be substituted therefor:

          Section 12.1.  Noteholder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

36. That Section 12.4 be amended by deleting subsection (ii) and that the following subsection (ii) be substituted therefor:

               (ii) the Issuer by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed by first-class mail, postage prepaid, sent by facsimile or telecopier, or sent by overnight courier to the Issuer addressed to it:

          Via Overnight Courier
          ---------------------
          c/o Charles F. MacGill
          Lane Gate Road, RR 3
          Cold Spring, New York 10516

          Via First-Class Mail
          --------------------
          c/o Charles F. MacGill
          P.O. Box 131, Moffat Road
          Cold Spring, New York 10516

          Via Facsimile
          -------------
          (914) 265-3653

          or to such other Independent Director of the Issuer (as defined in the Certificate of Incorporation of the Issuer) at such other address or facsimile number as may be provided in writing to the Trustee from time to time, with a copy to Mr. Charles W. Duddles, c/o Foodmaker, Inc., 9330 Balboa Avenue, San Diego, California 92123, or to such other address as may be specified by Lessee from time to time.
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37.  That Article 12 be amended by adding the following Section:

          Section 12.17.  Communication by Noteholders With Other
          Noteholders.

               Pursuant to TIA section 312(b), Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA section 312(c).

38.  That Article 12 be amended by adding the following Section:

          Section 12.18.  Trust Indenture Act Controls.

               This Indenture, whether or not qualified under the TIA, shall be subject to the terms and provisions of the TIA as if so qualified.

               If any provision of this Indenture limits, qualifies, or conflicts with another provision that is required to be included in this Indenture by the TIA as in effect at the date hereof or, to the extent required by law, as amended after the date hereof, the required provision shall control.

39.  That Article 12 be amended by adding the following Section:

          Section 12.19.  Certificate and Opinion as to Conditions
          Precedent.

               Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee evidence of compliance with conditions precedent which evidence shall consist of the applicable certificates or opinions set forth in TIA section 314(c).

40. That the New Notes constitute "Issuer Notes" as such term is used in the Guaranty dated as of December 15, 1993 by CRC-I and the Guaranty dated as of December 15, 1993 by CRC-II.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed, as of the day and year first above written.

                         ISSUER:
                         ------
                         FM 1993A CORP., a Delaware corporation, as principal and agent for the Borrowers


                         By:  /S/ Charles W. Duddles
                            ------------------------
                         Name:  Charles W. Duddles
                         Title:  President

                         TRUSTEE:
                         -------
                         STATE STREET BANK AND TRUST COMPANY,
                         as Trustee


                         By:  Daniel Golden
                            ----------------------------
                         Name:  /S/ Daniel Golden
                              --------------------------
                         Title:  Assistant Vice President
                               -------------------------

                         BORROWERS:
                         ---------
                         CRC-I Limited Partnership,
                         a Massachusetts limited partnership
                         By:  CRC-I Corp., General Partner


                              By:  /S/ Charles W. Duddles
                                 ------------------------
                              Name:  Charles W. Duddles
                              Title:  President


                         CRC-II Limited Partnership,
                         a Massachusetts limited partnership
                         By:  CRC-II Corp., General Partner


                              By:  /S/ Charles W. Duddles
                                 ------------------------
                              Name:  Charles W. Duddles
                              Title:  President

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